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EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements No. 33-37556, No. 33-93896 and No. 333-31813 of The Wet Seal, Inc. on Form S-8 of
our report dated March 12, 1999, appearing in the Annual Report on Form 10-K of The Wet Seal, Inc. for the year ended January 30, 1999.

Deloitte & Touche LLP
Costa Mesa, California
April 26, 1999